UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address, including zip code, of principal executive office)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 19, 2013, Onyx Pharmaceuticals, Inc. (“Onyx”), a subsidiary of Amgen Inc., is issuing a notice of redemption to holders of Onyx’s outstanding 4.00% Convertible Senior Notes due 2016 (CUSIP Number 683399AB5) (the “Notes”) announcing its intention to redeem all outstanding Notes in full on December 24, 2013 in accordance with the terms of the indenture governing the Notes, at a redemption price of $1,115.99 per $1,000 principal amount of Notes redeemed (which includes a make-whole premium of $101.66 per $1,000 principal amount of Notes). The remaining outstanding aggregate principal amount of the Notes as of November 15, 2013 was $35,000.00.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly announced.

AMGEN INC.

Date: November 19, 2013

	By:	/s/ David J. Scott
		Name:	David J. Scott
		Title:	Senior Vice President, General Counsel and Secretary